UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 24, 2005
Date of Report (Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine,  California  92618
(Address of principal executive offices)   (Zip Code)

(949) 585-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.02:   Results of Operations and Financial Condition.

On January 24, 2005, Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), the holding company for Commercial Capital Bank, announced today record net income of $20.2 million, or $0.36 per diluted share, for the fourth quarter of 2004, increases of 229% and 89%, respectively, from $6.2 million or $0.19 per diluted share, for the fourth quarter of 2003. Additionally, the Company announced today that it has increased its cash dividend 20% to $0.06 per share to be paid on March 4, 2005 to shareholders of record on February 18, 2005 and that it has been added to the NASDAQ Financial 100 Index. The Company’s net income for the year ended December 31, 2004 was a record $56.3 million, or $1.21 per diluted share, increases of 175% and 83%, respectively, from $20.4 million or $0.66 per diluted share, for the year ended December 31, 2003. The Company’s return on average tangible equity and return on average tangible assets for the fourth quarter of 2004 increased to 31.55% and 1.73%, respectively, compared to 28.59% and 1.57% for the fourth quarter of 2003, respectively.

A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01:   Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	The following exhibit is included with this Report:
Exhibit 99.1 Press Release dated January 24, 2005, issued by Commercial Capital Bancorp, Inc.

SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.
By:	/s/ Stephen H. Gordon

Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: January 24, 2005